SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

        Filed by the registrant |X|

        Filed by a party other than the registrant | |

        Check the appropriate box:

        | | Preliminary proxy statement
        | | Confidential, for Use of the Commission Only
             (as permitted by Rule 14a-6(e)(2))
        |X| Definitive Proxy Statement
        | | Definitive Additional Materials
        | | Soliciting materials Pursuant to Rule ss.240.14a-11(c) or ss.240.14a-12

                           DEL GLOBAL TECHNOLOGIES CORP.
                (Name of Registrant as Specified in its Charter)

                            LEONARD A. TRUGMAN, PRESIDENT
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required

     | |  Fee computed on table per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------------

     |_|  Fee paid previously with preliminary materials

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3)  Filing Party:

     ---------------------------------------------------------------------------
     (4)  Date Filed:

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

                          DEL GLOBAL TECHNOLOGIES CORP.
                                 1 Commerce Park
                            Valhalla, New York 10595

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                February 11, 1999

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Del Global Technologies Corp. (the "Company") will be held on February 11, 1999, at 10:30 a.m. New York City time, at the Crowne Plaza Hotel, 66 Hale Avenue, White Plains, NY 10601, for the following purposes, all as more fully described in the accompanying Proxy Statement:

     (A)  To elect a Board of Directors for the ensuing year; and

     (B) To transact such other business as may properly come before the Meeting or any adjournments thereof.

      Only stockholders of record as of the close of business on December 15, 1998 are entitled to notice of and to vote at the Meeting. A complete list of the stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

                                  By order of the Board of Directors,

                                                              MICHAEL TABER,
                                                                Secretary

Dated: January 6, 1999

--------------------------------------------------------------------------------
PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                          DEL GLOBAL TECHNOLOGIES CORP.
                                 1 Commerce Park
                            Valhalla, New York 10595

                                ----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on February 11, 1999

                                  INTRODUCTION

      The  accompanying  proxy is  solicited  by and on  behalf  of the Board of
Directors of Del Global Technologies Corp., a New York corporation (the "Company"), in connection with the Annual Meeting of Stockholders (the "Meeting") to be held at the Crowne Plaza Hotel, 66 Hale Avenue, White Plains, NY 10601, on February 11, 1999 at 10:30 a.m. New York City time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about January 6, 1999.

      Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for Director set forth herein and for the other proposals.

      The Board of Directors has fixed December 15, 1998 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 7,626,214 shares of Common Stock, each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

      The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual Directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

      The table below sets forth information concerning the shares of Common Stock beneficially owned as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than five (5%) percent of the Common Stock of the Company; (ii) each Director of the Company; (iii) each of the executive officers named in the table under "Executive Compensation and Other Information-Summary Compensation Table" and (iv) all Directors and executive officers as a group.

                                               Amount and Nature
 Name and Address                                of Beneficial       Percent of
of Beneficial Owner                              Ownership (1)      Common Stock
-------------------                            -----------------    ------------

LEONARD A. TRUGMAN..........................       836,137(2)           10.2%
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

NATAN V. BERTMAN............................       101,666(3)            1.3%
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY 10595

                                               Amount and Nature
 Name and Address                                of Beneficial       Percent of
of Beneficial Owner                              Ownership (1)      Common Stock
-------------------                            -----------------    ------------

DAVID ENGEL.................................        11,913(4)               *
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

LOUIS J. FARIN, SR..........................        57,064(5)               *
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

PAUL J. LIESMAN.............................        11,241(6)               *
c/o Bertan High Voltage Corp.
121 New South Road
Hicksville, NY  11801

DAVID MICHAEL...............................       157,505(7)            2.0%
c/o David Michael & Co., P.C.
Seven Penn Plaza
New York, NY  10001

SEYMOUR RUBIN...............................       166,683(8)            2.1%
c/o RFI Corporation
100 Pine Aire Drive
Bay Shore, NY  11706

MICHAEL TABER...............................         7,151(9)               *
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

JAMES TIERNAN...............................         8,733(10)              *
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

ROGER WINSTON...............................        15,309                  *
c/o Swarthmore Associates, LLC
103 East 75th Street
New York, NY 10021
                                                 ---------
All officers and Directors (10)
   as a group...............................     1,373,402(11)        15.9%
                                                 =========

OTHERS

MORGAN STANLEY DEAN WITTER INVESTMENTS......       655,000             8.6%
One Tower Bridge                                 =========
Conshoken, PA 19428-2899

1838 INVESTMENT ADVISORS FUND...............       467,560             6.1%
5 Radnor Corporate Center-Suite 320              =========
100 Matsonford Road
Radnor, PA 19087

DIMENSIONAL FUND ADVISORS...................       399,323             5.3%
1299 Ocean Avenue-11th Floor                     =========
Santa Monica, CA 90401

----------

* Represents less than 1% of the outstanding shares of Common Stock of the Company including shares issuable under options which are presently exercisable or will become exercisable within 60 days of the Record Date.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

(2) Includes 605,607 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(3) Includes 74,444 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(4) Includes 11,190 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(5) Includes 47,937 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(6) Includes 10,247 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(7) Includes 122,230 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(8) Includes 144,690 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(9) Includes 5,934 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(10) Includes 4,733 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(11) Includes 1,027,012 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

                       PROPOSAL ONE: ELECTION OF DIRECTORS


      There are six nominees for the Board of Directors. All Directors are to be elected for a term of one year and until their respective successors are elected and qualified.

      Each of the persons listed below is currently a Director and each has agreed to serve if elected. The Board of Directors expects that the nominees named below will be available for election, but in the event of the refusal or inability of any nominee to stand for election, proxies will be voted for the election of such other person, if any, as may be nominated by the management of the Company.

      Set forth below is the name and age of each nominee, his position in the Company and his principal occupation at present and during the past five years.

                                                      Principal Occupation,
         Name, Age and Position                      Business Experience and
            with the Company                              Directorships
          --------------------                       ----------------------

LEONARD A. TRUGMAN, 60......................      Chairman of the Board, Chief
  Chairman of the Board, Chief Executive             Executive Officer and
  Officer and President                              President of the Company.

NATAN V. BERTMAN, 69........................      Partner of Bertman & Levine
  Director                                           and a Director of the
                                                     Company.

DAVID MICHAEL, 61...........................      President of David Michael &
  Director                                           Co., P.C., C.P.A. and a
                                                     Director of the Company.

SEYMOUR RUBIN, 68...........................      Director and Vice President
  Director and Vice President                        of the Company. President
                                                     of RFI Corporation, a
                                                     wholly owned subsidiary of
                                                     the Company.

JAMES TIERNAN, 75...........................      Retired. Former Vice President
  Director                                           of The Chase Manhattan
                                                     Bank, N.A. and a Director
                                                     of the Company.

ROGER WINSTON, 59...........................      Founder and managing director
  Director of Swarthmore Associates, LLC from June 1996 to present. Managing director of Hill Thompson Capital
                                                     Markets  from 1992 to
                                                     May 1996.

Required Vote

      Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

      The Board of Directors recommends a vote FOR the election of each of the nominated Directors.

                        DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Committees

      During the Company's last fiscal year, 4 meetings of the Board of Directors were held. The Board of Directors has an Audit Committee, Compensation Committee and Stock Option Committee. The Audit Committee, which consists of Messrs. Bertman, Michael and Trugman, met once during the last fiscal year. The Compensation Committee, which consists of Messrs. Bertman and Michael, met once during the last fiscal year. The Stock Option Committee, which consists of Messrs. Michael and Tiernan, met once during the last fiscal year. The Company presently has no nominating committee. All Directors, with the exception of Mr. Winston who was elected as a Director by the Board of Directors on November 10, 1998, attended at least 75% of the Board of Directors' meetings.

Executive Officers

      The following table sets forth the names and ages of all executive officers and significant employees of the Company and their positions with the Company.

          Name                            Position                           Age
          -----                           --------                          ----

LEONARD A. TRUGMAN.........   Chairman of the Board, Chief Executive         60
                                 Officer and President



DAVID ENGEL................   President of Del Medical Systems Group         49



LOUIS J. FARIN, SR.........   Vice President and General Manager             55
                                 of Del Power Conversion Division


PAUL J. LIESMAN............   Vice President and General Manager             37
                                 of Bertan High Voltage Corp.



SEYMOUR RUBIN..............   Vice President and President of RFI            68
                                 Corporation



MICHAEL TABER..............   Chief Financial Officer, Vice President-       53
                                 Finance and Secretary

      The officers of the Company, with the exception of Mr. Trugman, are elected or appointed by the Board of Directors to hold office until the meeting of the Board of Directors following the next annual meeting of stockholders. Subject to the right of the Company to remove officers pursuant to its By-Laws, officers serve until their successors are chosen and have qualified. Mr. Trugman holds his position pursuant to an employment agreement which expires on July 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market. Specific due dates for these reports have been established and the Company is required to report herein any failure to file by these dates in the fiscal year ended August 1, 1998. The Company believes that all filing requirements applicable to its executive officers and Directors were complied with during the fiscal year ended August 1, 1998. In making this statement, the Company has relied solely on the written representations of its Directors and officers and on its review of the copies of initial reports of ownership and reports of changes in ownership of Common Stock of the Company, which officers, Directors and greater than ten percent stockholders are required to file with the Securities and Exchange Commission and the NASDAQ Stock Market.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and other Compensation

      The following table shows, for the fiscal years ended August 1, 1998, August 2, 1997 and August 3, 1996, the compensation paid or accrued by the Company to or for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the fiscal year ended August 1, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-term
                                          Annual Compensation                    Compensation Awards
                             ----------------------------------------------    ------------------------
                                                                    Other                    Securities
        Name and                                                   Annual      Restricted    Underlying     All  Other
        Principal                       Salary       Bonus         Compen-       Stock       Options/        Compen-
        Position             Year         ($)         ($)         sation($)     Awards($)     SARS (#)     sation ($)(1)
        ---------            -----     --------   -----------     --------     ----------     ---------     ----------
LEONARD A. TRUGMAN           1998       319,070    552,739(2)    1,361,858(3)      --          75,000        38,240
  Chairman of the Board,     1997       303,876    488,541(2)         --           --             --         43,313
  Chief Executive Officer    1996       289,406    343,318(2)         --           --             --         39,708
  and President

DAVID ENGEL                  1998       135,000    107,148         68,856(3)       --          15,000         2,062
  President of Del           1997       125,000     44,535            --           --           7,725         2,062
  Medical Systems Group      1996       109,423      7,500            --           --          10,609         1,496

SEYMOUR RUBIN                1998       230,000     78,500            --           --           5,000         8,514
  Vice President             1997       225,000     50,000            --           --           5,150        14,124
  and President of           1996       223,379     32,284            --           --          10,609         7,274
  RFI Corporation

MICHAEL TABER                1998       110,000     20,000         32,691(3)       --           5,000        12,407
  Chief Financial Officer,   1997       104,000     15,000         62,821(3)       --           5,150         9,655
  Vice President - Finance   1996       100,000     12,500            --           --           7,957         3,002
  and Secretary

LOUIS J. FARIN, SR.          1998       115,000     12,500            --           --           5,000         9,183
  Vice President and         1997       110,000     15,000            --           --           5,150         9,183
  General Manager -          1996       105,000     20,815            --           --          10,609         1,532
  Del Power Conversion
  Division

----------
(1) Includes insurance premiums where families of the officers are beneficiaries and automobile expense allowances. The insurance premiums paid in fiscal 1998, 1997 and 1996, respectively, were $9,740, $14,813 and $13,908 for Mr. Trugman and $5,889, $11,499 and $5,418 for Mr. Rubin.

(2) Includes deferred compensation in the amount of $125,000 for each of 1998, 1997 and 1996 fiscal years, respectively.

(3)  Earnings related to exercise of nonqualified stock options.

Stock Options

      The following table contains information concerning the grant of stock options under the Company's Amended and Restated Stock Option Plan to the named executive officers of the Company during the fiscal year ended August 1, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

    Individual Grants                                                                 Potential Realizable
    ----------------                                                                 Value at Assumed Annual
                                          % of Total                                  Rates of Stock Price
                             Options   Options Granted   Exercise                 Appreciation for Option Term(1)
                             Granted    to Employees      Price      Expiration   ------------------------------
      Name                     (#)     in Fiscal Year     ($/Sh)        Date          5%($)          10%($)
     ------                  -------   --------------    --------    ----------       -----          ------
LEONARD A. TRUGMAN.........   75,000        35%           $9.63       8/18/12       $779,256        $2,294,767
DAVID ENGEL................   15,000         7%           $9.63       8/18/12       $155,851        $  458,953
SEYMOUR RUBIN..............    5,000         2%           $9.63       8/18/12       $ 51,950        $  152,984
MICHAEL TABER..............    5,000         2%           $9.63       8/18/12       $ 51,950        $  152,984
LOUIS J. FARIN, SR.........    5,000         2%           $9.63       8/18/12       $ 51,950        $  152,984

----------
(1) Fair market value of stock on grant date compounded annually at rate shown in column heading for the option term less the exercise price.

Option Exercises and Holdings

      The following table sets forth information with respect to the named executive officers concerning the exercise of options during the fiscal year ended August 1, 1998 and unexercised options held as of the end of the fiscal year ended August 1, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                   Number of                 Value of
                                                                Unexercised             Unexercised In-
                                 Shares         Value             Options              the-Money Options
                                Acquired      on Realized        at Fiscal              at Fiscal Year-
           Name                Exercise (#)    ($) (1)          Year-End (#)              End ($) (2)
           -----               ------------    -------          ------------          -------------------
                                                                Exercisable/             Exercisable/
                                                                Unexercisable            Unexercisable
                                                                ------------          -------------------
LEONARD A. TRUGMAN.........      163,440      $1,361,858       572,789/89,069         $4,201,960/$94,840
DAVID ENGEL................       15,804         $68,856         1,449/27,505         $    6,658/$40,411
SEYMOUR RUBIN..............         --              --         136,687/16,980         $  768,019/$42,418
MICHAEL TABER..............       6,221         $32,691              0/14,248         $        0/$29,875
LOUIS J. FARIN, SR.........         --              --          42,748/14,166         $  228,286/$27,124

----------
(1) Amounts reflect the difference between the fair market value of the underlying shares of Common Stock on the date of exercise and the exercise price on the date of exercise.

(2) Amounts reflect the difference between the fair market value of the underlying shares of Common Stock and the exercise price for in-the-money options on August 1, 1998 ($9.875).

Amended and Restated Stock Option Plan

      The following summary describes the material features of the Amended and Restated Stock Option Plan (the "Plan").

      The Plan contains two optional forms of incentive awards which may be used at the sole discretion of the Stock Option Committee (the "Committee"). Incentive awards under the Plan may take the form of stock options or stock appreciation rights ("SARs"). The stock options may be incentive stock options ("ISOs") intended to qualify for special tax treatment or non-qualified stock options ("NQSOs").

      The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law.

      The Plan is a fifteen year program and will terminate on December 31, 2009, unless terminated sooner according to the terms of the Plan. The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is fifteen years, subject to earlier termination upon termination of the optionee's employment or relationship with the Company.

      The  Committee  may  grant  ISOs,   NQSOs  and  tandem  SARs  to  eligible
participants, subject to the terms and conditions of the Plan.

      At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) shares of the Company's Common Stock owned by the optionee for at least one year; (3) a "cashless exercise" procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); or (4) any combination of the foregoing or any other method of payment which the Committee may allow.

      There are 2,005,980 shares of the Company's Common Stock reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 1,688,052 shares were outstanding and 317,928 shares were available for future grant.

Employment Agreements

      Mr. Leonard A. Trugman has an employment agreement with the Company, effective as of August 1, 1992, which was subsequently amended on July 20, 1994, September 1, 1994 and April 29, 1998, pursuant to which he has agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Company until July 31, 2005. Mr. Trugman's annual base salary was $319,070 for the twelve months ended August 1, 1998. His annual base salary for the twelve months ending July 31, 1999 is $335,023 and was determined by multiplying $319,070 by the greater of 5% or the increase in the Consumer Price Index as of August 1, 1998 over the amount of such index as of August 1, 1997 ("Base Salary"). For each subsequent year during the term of his agreement, his annual Base Salary is subject to increases equal to the greater of 5% or the increase in the Consumer Price Index. Mr. Trugman receives a bonus each year equal to 5% of the Company's pre-tax net income for such year. Mr. Trugman's agreement also provides for a deferred compensation account whereby the Company shall deposit (a) $100,000 annually and (b) after receipt of the Company's audited financial statements with respect to each fiscal year, an amount equal to the lesser of (x) $25,000 or (y) 5% of the Company's pre-tax net income for such fiscal year less $100,000. Mr. Trugman's deferred compensation account balance pursuant to his employment agreement was $913,046 as of August 1, 1998. At the expiration of the employment agreement, or in the event Mr. Trugman's employment is terminated for any reason whatsoever, other than for cause or total disability, Mr. Trugman, at his sole option, may elect to be engaged by the Company as a consultant for a term of five years. Mr. Trugman's annual consulting compensation for the first year of the consulting term shall be equal to (i) his base salary for the final year of his employment agreement ("Last Base Salary") or (ii) his base salary in effect upon his termination ("Termination Base Salary"), whichever is applicable. Mr. Trugman's consulting compensation for the second through fifth year of the consulting term shall be adjusted annually by multiplying the Last Base Salary or the Termination Base Salary, as the case may be, by an applicable percentage ranging from 92% in the second year to 61% in the fifth year.

      Mr. Trugman is also entitled to compensation in the event of a change of control of the Company and his employment is terminated for any reason whatsoever. Such compensation shall be an amount equal to three times (x) the base salary to be paid to Mr. Trugman for the fiscal year in which such termination occurs, plus (y) the guaranteed bonus paid to Mr. Trugman for the immediately preceding year, plus (z) the amount credited to the deferred compensation account for the immediately preceding fiscal year, but in no event in an aggregate amount greater than the maximum allowed pursuant to governing law. Such payment must be made within 90 days after the change of control. The employment agreement contains confidentiality provisions and a non-compete provision for a term of one year after the termination of Mr. Trugman's employment.

      Directors of the Company did not receive compensation for their services, as such, except a fee of $1,000.00 for each meeting of the Board of Directors which they attended. Messrs. Trugman and Rubin waived their right to receive such compensation.

Stock Purchase Plan

  Employee Stock Purchase Plan

      The Company has an Employee Stock Purchase Plan which is funded by payroll deductions. Shares acquired pursuant to such plan by employees of the Company are purchased in the open market by the custodian of the plan. The Company administers such plan and pays all brokerage commissions incurred in connection with such plan. All shares so purchased are held in street name until they are issued semi-annually or until an employee requests that the shares to which he is entitled, or a portion thereof, be issued to him. Substantially all employees of the Company are eligible to participate in such plan. As of July 1, 1997, all executive officers of the Company, with the exception of Michael Taber, have elected not to participate in the Company's Employee Stock Purchase Plan. As of December 15, 1998, 209 shares have been issued to Michael Taber.

Employee Benefit Plans

  Defined Benefit Plan

      The Company has a defined benefit pension plan which provides retirement benefits for some full time employees ("Participants"). Effective February 1, 1986, the plan was frozen so that future salary increases are not considered in determining a Participant's pension benefit, contributions by Participants are no longer permitted and participation in the plan is limited to those Participants as of August 1, 1984. Pursuant to the plan, Participants will receive a benefit, computed by an actuary at retirement based upon their number of years of credited service and average total annual compensation during five consecutive years of their service, reduced by a portion of their benefits under social security. The Company continues to fund the plan with contributions determined on an actuarial basis.

      The following table illustrates, for representative average annual covered compensation and years of credited service classifications, the estimated annual retirement benefits payable to employees under this plan upon retirement at age 65 based on the plan's normal form of benefit and social security benefits frozen as of August 1, 1984. Benefits under the plan are limited to the extent required by the Employee Retirement Income Security Act of 1974.

                               PENSION PLAN TABLE

     Average Annual                                    Years of Credited Service
  Covered Compensation                                        15 or more
  --------------------                                     -----------------
     $ 40,000.............................................      $13,000
     $ 50,000.............................................      $17,000
     $ 75,000.............................................      $27,000
     $100,000.............................................      $37,000

      The executive officers, with the exception of Louis J. Farin, Sr., named in the Summary Compensation Table do not participate in the plan. During the fiscal year ended July 29, 1995, the Pension Plan was submitted to the Internal Revenue Service and a favorable determination letter was received.

401(k) Plan and Profit Sharing Plan

      The Company has a 401(k) plan under which employees may elect to defer a portion of their annual compensation. Merrill Lynch, Pierce, Fenner & Smith Inc. ("Merrill Lynch") is the plan administrator. All employees with over 90 days of service and over the age of 21 may elect to defer from 2% to 15% of their annual salary. The plan is administered by Merrill Lynch and employees may elect where their deferred salary will be invested. Highly compensated employees' salary deferrals are limited by the contribution levels of all other eligible participants. Distributions are made at retirement or upon termination of employment. During the fiscal year ended July 29, 1995 the plan was submitted to the Internal Revenue Service and a favorable determination letter was received.

      On February 1, 1986 the Company initiated a profit sharing plan as part of the 401(k) plan which allows substantially all of the Company's employees to participate in the profits of the Company, regardless of whether or not the employee elected to contribute to the 401(k) plan in any year. Since the profit sharing plan is part of the 401(k) plan, eligibility, participation and other requirements are governed by the provisions of the 401(k) plan. Contributions to the plan are determined based upon the Company's sales volume and pre-tax profits. There was a $65,000 contribution for the period ended August 1, 1998.

                   REPORT OF THE DEL GLOBAL TECHNOLOGIES CORP.
                    BOARD OF DIRECTORS COMPENSATION COMMITTEE

      The Compensation Committee (the "Committee") of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of two non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended August 1, 1998 as they affected the executive officers of the Company.

Compensation Philosophy

      The goals of the executive compensation program are to attract, retain and award executive officers who contribute to the success of the Company. Compensation opportunities are aligned with the Company's business objectives. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value.

      In designing and administering the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Components of Executive Compensation

      The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Committee, in conjunction with the Company's stock option committee which is comprised of two other non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

      The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

Relationship of Company Performance to Executive Compensation

      The Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new products, marketing strategies, manufacturing efficiencies and other factors. In addition, in determining executive compensation the Committee also considers the contributions of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.

      Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with other members of the Board and, for all of the executives other than Mr. Trugman, after discussions with Mr. Trugman.

Compensation of Chief Executive Officer

      In addition to the factors mentioned above, the Committee's general approach in setting Mr. Trugman's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Trugman's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

      Mr. Trugman's annual base salary for the fiscal year ended August 1, 1998 was $319,070, an increase of $15,194 over his previous annual salary of $303,876. Such increase reflects Mr. Trugman's base salary pursuant to his employment agreement, effective as of August 1, 1992, which was subsequently amended on July 20, 1994, September 1, 1994 and April 29, 1998. Mr. Trugman's base salary, bonus and deferred compensation for the fiscal year ended August 1, 1998 was $871,809 as compared to $792,417 for the previous fiscal year. Such agreement provides for future base salary increases in an amount equal to the greater of a 5% increase or the increase in the Consumer Price Index. The annual bonus paid to Mr. Trugman for the fiscal year ended August 1, 1998 was equal to 5% of the Company's pre-tax net income for such year. Mr. Trugman's deferred compensation account payment for the fiscal year ended August 1, 1998 was $125,000 which represents approximately 1.48% of the Company's pre-tax earnings for such fiscal year. Such payment was based upon Mr. Trugman's employment agreement which provides that the Company shall deposit (a) $100,000 annually and (b) after receipt of the Company's audited financial statements with respect to each fiscal year, an amount equal to the lesser of (x) $25,000 or (y) 5% of the Company's pre-tax net income for such fiscal year less $100,000.

                                                      Compensation Committee

                                                      NATAN V. BERTMAN
                                                      DAVID MICHAEL

Performance Graph

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Market Index and the peer group index for each of Standard Industrial Classification Code ("SIC Code") 3679 and SIC Code 3844 for the period commencing August 1, 1993 and ending August 1, 1998. The peer group for SIC Code 3679 consists of 50 companies engaged in the manufacture of electronic components and includes Applied Magnetics Corporation, Espey Manufacturing & Electronics, General Microwave Corporation, Hutchinson Tech, Inc., Medicore, Inc. and Recoton Corporation. Due to the transition of the majority of the Company's business from electronic components to medical imaging systems, SIC Code 3844 - X-Ray apparatus, has been deemed a more appropriate peer group. This peer group consists of 9 companies and includes Fischer Imaging Corp., Hologic Inc., Invision Technologies Inc., Thermotrex Corp. and Trex Medical Corp. The graph assumes that $100 was invested on August 1, 1993 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.

   [The following chart was depicted as a line graph in the printed material]

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG DEL GLOBAL TECHNOLOGIES CORP.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

DEL GLOBAL TECH. CORP.   NASDAQ MARKET INDEX      SIC CODE 3844    SIC CODE 3679
----------------------   -------------------      -------------    -------------
     100                       100                    100             100
     106.06                    109.12                 100.22          118.98
     118.15                    133.72                 125.9           169.01
     158.41                    145.78                 171.02          176.6
     199.67                    214.3                  123.36          254.45
     192.36                    256.92                 114.4           151.48

                     ASSUMES $100 INVESTED ON AUGUST 1, 1993
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING AUGUST 1, 1998

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the only business which the Board of Directors intends to present and knows that others will present at the Meeting is as hereinabove set forth. If any other matter or matters are properly brought before the Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Voting Procedures

      Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

      With respect to the other matters submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting for a particular matter is required to become effective. Abstentions and broker non-votes are not considered present at the Annual Meeting and each does not constitute a vote cast for purposes of determining stockholder action.

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 1, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO EACH STOCKHOLDER WITHOUT CHARGE. WRITTEN REQUESTS SHOULD BE ADDRESSED TO: MICHAEL TABER, SECRETARY, DEL GLOBAL TECHNOLOGIES CORP., 1 COMMERCE PARK, VALHALLA, NEW YORK 10595.

                           1999 STOCKHOLDER PROPOSALS

      Proposals by stockholders which are intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices on or before September 10, 1999.

                                         By order of the Board of Directors,
                                         DEL GLOBAL TECHNOLOGIES CORP.


                                         MICHAEL TABER,
                                         Secretary

Dated: January 6, 1999

                          DEL GLOBAL TECHNOLOGIES CORP.

PROXY          Annual Meeting of Stockholders - February 11, 1999
                 (Solicited on Behalf of the Board of Directors)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Del Global Technologies Corp. constitutes and appoints Michael Taber and Leonard A. Trugman or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned at the Annual Meeting of the Stockholders of the Company, to be held at the Crowne Plaza Hotel, 66 Hale Avenue, White Plains, NY 10601 on February 11, 1999 at 10:30 A.M., and at any adjournment or adjournments thereof, upon the following matters (which are more fully described in the accompanying Proxy Statement).

                   (continued and signed on the reverse side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                             Please mark   |X|
                                                             your votes as
                                                             indicated in
                                                             this example

1. For the election of the following nominees to the Board of Directors for the ensuing year: Leonard A. Trugman, Natan V. Bertman, David Michael, Seymour Rubin, James Tiernan and Roger Winston

   FOR all nominees                  WITHHOLD
   listed above                      AUTHORITY
   (except as marked          to vote for all nominees
   to the contrary)                 listed above
          _                              _
         |_|                            |_|

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________

A majority of such attorneys and proxies, or their substitutes at the meeting, or any adjournment or adjournments thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is revoked.

2. In their discretion, upon other matters as may properly come before the meeting or any adjournments thereof.

IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of such meeting and proxy statement in reference thereto both dated January 6, 1999.

               Dated:______________________________________, 1999


               __________________________________________________
                           (Stockholder(s) Signature)

               ____________________________________________(L.S.)


               __________________________________________________
                           Printed Name of Stockholder
NOTE: Signature should correspond with name appearing on stock certificate. When signing in a fiduciary or representative capacity, sign full title as such. When more than one owner, each should sign.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                 Annual Meeting
                                       of
                          Del Global Technologies Corp.

                           Thursday, February 11, 1999

                                   10:30 A.M.

                               Crowne Plaza Hotel
                                 66 Hale Avenue
                             White Plains, NY 10601

================================================================================
                                     Agenda
                                     ------

*     Election of Directors

*     Report on the progress of the Company

*     Discussion on matters of current interest

================================================================================